Exhibit 5.1

2699 Howell Street Dallas, TX 75204 Tel: 214 233 4500

June 1, 2026

Karman Holdings Inc.

5351 Argosy Avenue

Huntington Beach, CA 92649

Ladies and Gentlemen:

We have acted as counsel to Karman Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (File No. 333-296304) (the “Registration Statement”), including the prospectus constituting a part thereof, dated May 28, 2026, and the final supplement to the prospectus, dated May 28, 2026 (collectively, the “Final Prospectus”), relating to the offer and sale by the selling stockholders named in Final Prospectus (the “Selling Stockholders”) of 14,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and up to 2,100,000 additional shares of Common Stock upon the exercise of the underwriters’ option (the “Additional Shares” and, together with the Firm Shares, the “Shares”). The offering of the Shares is referred to herein as the “Offering.”

In rendering the opinion set forth below, we have examined the Registration Statement, the Final Prospectus and the Certificate of Incorporation and Bylaws of the Company, incorporated by reference as Exhibits 3.1 and 3.2, respectively, to the Registration Statement. In addition, we have examined such other records and documents and have made such further investigation as we have deemed necessary or appropriate for the purposes of this opinion letter.

We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms. As to questions of fact material to the opinion rendered below, we have, to the extent we deemed such reliance appropriate, relied upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined.

Based on and subject to the foregoing and having regard for legal considerations that we deem relevant, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction. In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Shares or their offering and sale. The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or

BRUSSELS CHICAGO DALLAS FRANKFURT HAMBURG HOUSTON LONDON LOS ANGELES

MILAN MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Karman Holdings Inc.

June 1, 2026

circumstances that may hereafter come to our attention or any change in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Form 8-K, which is incorporated by reference into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Final Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Willkie Farr & Gallagher LLP